UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, DC 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d)

of the Securities Exchange Act of 1934

Date of report (Date of earliest event reported): October 7, 2025

Karyopharm Therapeutics Inc.

(Exact Name of Registrant as Specified in Charter)

Delaware	001-36167	26-3931704
(State or Other Jurisdiction of Incorporation)	(Commission File Number)	(IRS Employer Identification No.)

85 Wells Avenue, 2nd Floor Newton, Massachusetts	02459
(Address of Principal Executive Offices)	(Zip Code)

Registrant’s telephone number, including area code: (617) 658-0600

(Former Name or Former Address, if Changed Since Last Report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol(s)	Name of each exchange on which registered
Common Stock, $0.0001 par value	KPTI	Nasdaq Global Select Market

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 1.01	Entry into a Material Definitive Agreement.

On October 7, 2025, Karyopharm Therapeutics Inc. (the “Company”) entered into a series of transactions with its term loan lenders, holders of its outstanding convertible notes and other investors to provide financial flexibility, additional working capital and equitize maturing notes (collectively, the “Financing Transactions”). The Company expects the Financing Transactions to enable the Company to fund its current operating plans into the second quarter of 2026.

As described in more detail below, the Financing Transactions provide the Company with $100 million of financial flexibility and additional capital and include the following key components: (i) $67.5 million in financial flexibility and new capital in a series of transactions with existing senior secured lenders consisting of $27.5 million in new term loan borrowings and new convertible debt, approximately $25 million of near-term deferrals of interest and royalty payments, and a temporary reduction of $15.0 million in the Company’s minimum liquidity covenant; (ii) an exchange of $15.0 million aggregate principal amount of the Company’s convertible notes due 2029 for shares of common stock; (iii) an exchange of $24.25 million aggregate principal amount of the Company’s convertible notes due October 15, 2025 for shares of common stock and warrants to purchase shares of common stock; and (iv) a private placement of shares of common stock and warrants to purchase common stock for gross proceeds of $8.75 million. The Company intends to use the proceeds described above to pay transaction expenses and for general corporate purposes, including to support the Company’s ongoing and planned clinical trial activities.

The Company expects to consummate the Financing Transactions on or around October 10, 2025 (the “Closing Date”). The Company expects the Financing Transactions to result in aggregate cash proceeds to the Company of approximately $36.0 million, before payment of any transaction expenses.

Following consummation of the Financing Transactions, the Company will have $112.5 million outstanding under its senior secured term loan with a maturity date in May 2028, $15.0 million aggregate principal amount of 9.00% senior secured convertible notes due October 2028, $103.5 million aggregate principal amount of 9.00% senior secured convertible notes due May 2029, approximately $0.25 million aggregate principal amount of 3.00% senior convertible notes maturing on October 15, 2025 and $116.2 million of maximum remaining payments payable under its revenue interest financing agreement.

In connection with the Financing Transactions, the Company will issue an aggregate of 7,223,982 newly issued shares of common stock, newly issued pre-funded warrants to purchase an aggregate of 2,913,136 shares of common stock, and newly issued warrants to purchase an aggregate of 5,918,358 shares of common stock with an exercise price of $6.64 per share, a 15% premium to the Nasdaq “minimum price” as defined in the Nasdaq listing rules. In addition, the Company will reduce the exercise price of outstanding warrants to purchase 3,068,417 shares from $16.50 to $6.64 per share. Following consummation of the Financing Transactions, the Company expects to have an aggregate of 15,926,939 shares of common stock outstanding (assuming no exercise of any pre-funded warrants or warrants or conversions of any outstanding convertible notes).

Amended Credit Agreement and Term Loan

On October 7, 2025, the Company entered into the First Amendment and Waiver to Credit and Guaranty Agreement (the “Amendment”) by and among the Company, as borrower, the lenders party thereto (the “Lenders”) and Wilmington Savings Fund Society, FSB (“WSFS”), as administrative agent for the Lenders and collateral agent for the secured parties under the Credit Agreement (as defined below) (in such capacities, the “Credit Agreement Agent”). The Amendment amends the Credit and Guaranty Agreement (as amended, restated, amended and restated, supplemented or otherwise modified from time to time prior to the Amendment, the “Existing Credit Agreement” and as amended by the Amendment, the “Credit Agreement”), dated as of May 8, 2024, among the Company, as borrower, certain of its subsidiaries from time to time party thereto as guarantors, each Lender from time to time party thereto, and the Credit Agreement Agent.

Under the Amendment, among other things, the Company and the Lenders party thereto (i) have agreed to effect the amendments to the Existing Credit Agreement set forth therein, including permitting the Financing Transactions, and (ii) the Lenders party thereto have agreed, severally and not jointly, to make additional loans (the “First Amendment Loans”) to the Company in a principal amount of $12,500,000 in the aggregate. The amendments to the Existing Credit Agreement include, among other things (i) reducing the financial covenant requiring the Company to maintain liquidity for the annual period beginning on the Closing Date and prior to October 10, 2026 of at least the lesser of (x) the sum of $10 million plus 50% of the net cash proceeds of any issuance of indebtedness for borrowed money or capital stock of the Company or any of its subsidiaries (but not including the issuance of indebtedness or capital stock to the Company or any of its subsidiaries and not including, for the avoidance of doubt, any net cash proceeds of any of the Financing Transactions), and (y) $25 million. After October 10, 2026, the financial covenant will require the Company to maintain liquidity of at least $25 million at all times and (ii) increasing the interest rate on borrowings under the term loan (including the First Amendment Loans) to the Secured Overnight Financing Rate (SOFR) plus 10.25% for interest payments occurring after June 30, 2025. Interest on borrowings under the term loan (including the First Amendment Loans) incurred from July 1, 2025 to the Closing Date will be paid in kind at closing. Interest on borrowings will be paid in kind on December 31, 2025 and March 31, 2026 and cash interest payments will begin on June 30, 2026.

The Company also agreed to appoint a candidate selected by the Lenders in consultation with the Company to serve as a non-voting observer to the Company’s board of directors.

Pursuant to an Amended and Restated Intercreditor Agreement (which will amend and restate the Intercreditor Agreement, dated as of May 13, 2024 in respect of the Existing Credit Agreement, the Old 2029 Notes and the Existing HCRx Financing Agreement) to be entered into at closing (the “Intercreditor Agreement”) among the Credit Agreement Agent, the Collateral Trustee (as defined below) and the Investor Representative (as defined below) the Term Loans will rank ahead of the 2028 Notes (as defined below), the 2029 Notes (as defined below) and indebtedness under the HCRx Financing Agreement (as defined below) with respect to liens and the distributions of proceeds of the enforcement of collateral.

Notwithstanding the execution and effectiveness of the Amendment on October 7, 2025, the amendments to the Existing Credit Agreement and the waiver contained in the Amendment shall only be effective, and the funding of the First Amendment Loans shall only be made, upon the satisfaction of the customary conditions precedent set forth in the Amendment (the date such conditions precedent are satisfied, the “First Amendment Effective Date”), which is expected to occur on or around the Closing Date.

The above description of the Amendment and the Credit Agreement is a summary only and is qualified in its entirety by reference to the Amendment and the Credit Agreement, which will be filed as an exhibit to a report to be filed pursuant to the Securities Exchange Act of 1934, as amended (the “Exchange Act”), subsequent to the date hereof.

Note Purchase Agreement

On October 7, 2025, the Company entered into a note purchase agreement (the “Note Purchase Agreement”) whereby the Company agreed to issue and sell in a private placement $15.0 million aggregate principal amount of new 9.00% senior secured convertible notes due 2028 (the “2028 Notes”) to holders of its existing 6.00% senior secured convertible notes due 2029. The 2028 Notes are described in more detail below. The above description of the Note Purchase Agreement is a summary only and is qualified in its entirety by reference to the form of Note Purchase Agreement, which will be filed as an exhibit to a report to be filed pursuant to the Exchange Act subsequent to the date hereof. The issuance and sale of the 2028 Notes is expected to close on or around the Closing Date, subject to customary closing conditions.

2028 Notes Indenture and the 2028 Notes

The 2028 Notes will be issued pursuant to an indenture (the “2028 Notes Indenture”), to be entered into at closing, by and among the Company, the guarantors party thereto, and WSFS, as trustee (in such capacity, the “2028 Notes Trustee”). Pursuant to the 2028 Notes Indenture, the Company expects to issue $15.0 million aggregate principal amount of the 2028 Notes. The 2028 Notes will be senior secured second-lien obligations of the Company and bear interest at a rate of 9.00% per year payable quarterly in arrears on March 31, June 30, September 30, and December 31 of each year, beginning on December 31, 2025. Interest will be paid in kind on December 31, 2025 and March 31, 2026 with cash interest payments beginning on June 30, 2026. The 2028 Notes will mature on October 15, 2028, unless earlier converted, redeemed or repurchased in accordance with their terms.

On or after October 15, 2026, the Company may redeem for cash all or a portion of the 2028 Notes, at any time and from time to time, if the last reported sale price of the common stock equals or exceeds 165% of the conversion price then in effect for at least 20 trading days (whether or not consecutive) during any 30 consecutive trading day period ending within five trading days prior to the date on which the Company provides notice of redemption. The redemption price will be equal to the principal amount of the 2028 Notes to be redeemed, plus accrued and unpaid interest, if any, to, but excluding, the redemption date, plus the make-whole consideration (the “2028 Notes Redemption Make-Whole Consideration”), payable in cash or, under certain circumstances and if the Company so elects, in shares of common stock or a combination of cash and common stock, having a value equal to the aggregate value of all remaining interest payments on the 2028 Notes from the redemption date through the scheduled maturity date of the 2028 Notes (with the value of any shares of common stock issued as part of the 2028 Notes Redemption Make-Whole Consideration valued based on the market price of the common stock at such time, as determined in accordance with the 2028 Notes Indenture). No sinking fund will be provided for the 2028 Notes. In addition, in some cases the Company will be required to make an offer to repurchase the 2028 Notes at 101% of the principal amount with proceeds from certain asset sales, subject, in some cases, to reinvestment rights.

The 2028 Notes will be convertible by holders of the 2028 Notes into shares of common stock at an initial conversion rate of 150.6024 shares per $1,000 principal amount of 2028 Notes (equivalent to an initial conversion price of $6.64 per share of common stock). The conversion rate will be subject to adjustment upon the occurrence of certain events as provided in the 2028 Notes Indenture. The initial conversion price represents a premium of approximately 15% to $5.77, which was the last reported sale price of the common stock on the Nasdaq Global Select Market on October 7, 2025, which was the last closing price prior to the time the Note Purchase Agreement was executed. Upon conversion of the 2028 Notes, the Company will deliver shares of common stock (subject to, and in accordance with, the settlement provisions of the 2028 Notes Indenture), plus cash in lieu of any fractional shares. Holders of the 2028 Notes may convert their 2028 Notes at their option at any time prior to the close of business on the scheduled trading day immediately preceding the maturity date of the 2028 Notes.

The conversion rate is subject to customary anti-dilution adjustments. In addition, if certain corporate events described in the 2028 Notes Indenture occur prior to the maturity date of the 2028 Notes, a holder that elects to convert its 2028 Notes may be entitled to receive a make-whole adjustment (a “2028 Notes Fundamental Change Make-Whole Adjustment”) in connection with such corporate event in certain circumstances. Any 2028 Notes Fundamental Change Make-Whole Adjustment will be settled by the Company by the payment of cash or, under certain circumstances and if the Company so elects, in shares of common stock, in an amount determined in accordance with the 2028 Notes Indenture and based on an increase in the conversion rate in connection with such corporate event. No 2028 Notes Fundamental Change Make-Whole Adjustment will be payable in respect of any

2028 Notes converted following the issuance of a redemption notice by the Company with respect to the 2028 Notes. Any holders of 2028 Notes who convert their 2028 Notes in connection with the redemption of the 2028 Notes by the Company will instead be entitled to receive the 2028 Notes Redemption Make-Whole Consideration.

If the Company undergoes a Fundamental Change (as defined in the 2028 Notes Indenture), holders may require the Company to repurchase for cash all or any portion of their 2028 Notes at a fundamental change repurchase price equal to 100% of the principal amount of the 2028 Notes to be repurchased, plus any accrued and unpaid interest, if any, up to, but excluding, the fundamental change repurchase date.

Under the terms of the 2028 Notes Indenture, no holder will be entitled to receive shares of common stock (i) upon conversion of the 2028 Notes or (ii) as part of a redemption make-whole share amount, which would cause such holder (together with its affiliates) to own more than 4.99% of the number of shares of the common stock outstanding immediately after giving effect to such event, as such percentage ownership is determined in accordance with the terms of the 2028 Notes Indenture. However, any holder may increase or decrease such percentage to any other percentage not in excess of 19.99%, provided that any increase in such percentage shall not be effective until 61 days after such notice is delivered to the Company, unless delivered at closing, in which case any increase in such percentage shall be effective immediately. In addition, a holder may elect to receive pre-funded warrants upon conversion of the 2028 Notes in respect of any shares of common stock that would otherwise be issuable upon conversion but for the foregoing ownership limitations.

All obligations under the 2028 Notes Indenture will be secured on a second-priority basis by security interests in the same collateral that secures the obligations under the Credit Agreement, and will be guaranteed by material subsidiaries of the Company, subject to certain exceptions. Pursuant to the Intercreditor Agreement, the 2028 Notes will rank pari passu with the 2029 Notes (subject to the Collateral Trust Agreement, as defined below) ahead of indebtedness under the HCRx Financing Agreement (as defined below) and behind indebtedness under the Credit Agreement with respect to distributions of proceeds of the enforcement of certain collateral. Pursuant to a Collateral Trust Agreement, expected to be entered into on or around the Closing Date, among the 2028 Notes Trustee, the 2029 Notes Trustee (as defined below), WSFS, as collateral trustee for the secured parties thereunder (in such capacity, the “Collateral Trustee”), the Company, certain subsidiaries of the Company party thereto from time to time and the other parties from time to time party thereto (the “Collateral Trust Agreement”), the 2028 Notes Trustee will appoint the Collateral Trustee to act as collateral trustee on behalf of the holders of the 2028 Notes and the 2028 Notes will rank ahead of the 2029 Notes with respect to distributions of proceeds of the enforcement of certain collateral.

The 2028 Notes Indenture will contain covenants that are generally consistent with the Credit Agreement, including, without limitation, a financial covenant requiring the Company to maintain liquidity for the annual period beginning on the Closing Date and prior to October 10, 2026 of at least the lesser of (i) the sum of $10 million plus 50% of the net cash proceeds of any issuance of indebtedness for borrowed money or capital stock of the Company or any of its subsidiaries (but not including the issuance of indebtedness or capital stock to the Company or any of its subsidiaries and not including, for the avoidance of doubt, any net cash proceeds of any of the Financing Transactions), and (ii) $25 million. After October 10, 2026, the financial covenant will require the Company to maintain liquidity of at least $25 million at all times. The 2028 Notes Indenture will contain negative covenants that, subject to certain exceptions, restrict indebtedness, liens, investments (including acquisitions), fundamental changes, asset sales, dividends, modifications to certain material agreements, payments of certain subordinated indebtedness, and other matters customarily restricted in such agreements. The 2028 Notes Indenture will also contain events of default that are generally consistent with the Credit Agreement, after which the 2028 Notes may be due and payable immediately, including, without limitation, payment defaults, material inaccuracy of representations and warranties, covenant defaults, bankruptcy and insolvency proceedings, cross-defaults to certain other agreements, judgments against the Company and its subsidiaries, change in control and lien priority. Waivers of certain covenants in respect of the Credit Agreement apply automatically to the 2028 Notes Indenture, subject to certain limitations.

The above description of the 2028 Notes Indenture and the 2028 Notes is a summary only and is qualified in its entirety by reference to the Form of Indenture (and the form of Note included therein), which will be filed as an exhibit to a report to be filed pursuant to the Exchange Act subsequent to the date hereof.

Exchange Agreements Relating to Exchange of Old 2029 Notes and Old Warrants for 2029 Notes and New Warrants

On October 7, 2025, the Company entered into privately negotiated agreements (the “2029 Notes Exchange Agreements”) with holders of 6.00% senior secured convertible notes due 2029 (the “Old 2029 Notes”) who are both institutional “accredited investors” (within the meaning of Rule 501(a)(1), (2), (3) or (7) promulgated under the Securities Act of 1933, as amended (the “Securities Act”)) and “qualified institutional buyers” (as defined in Rule 144A under the Securities Act) to exchange (i) (A) $101.0 million aggregate principal amount of outstanding Old 2029 Notes and (B) warrants to purchase up to 3,068,417 shares of common stock issued in May 2024 and having an exercise price of $16.50 for (ii) (A) $103.5 million aggregate principal amount of the Company’s newly issued 9.00% convertible senior notes due 2029 (the “2029 Notes”) and (B) new warrants to purchase up to 3,068,417 shares of common stock with an exercise price of $6.64 per share.

The 2029 Notes and the new warrants are described in more detail below. The above description of the 2029 Notes Exchange Agreements is a summary only and is qualified in its entirety by reference to the form of 2029 Notes Exchange Agreement, which will be filed as an exhibit to a report to be filed pursuant to the Exchange Act subsequent to the date hereof. These exchange transactions made pursuant to the 2029 Notes Exchange Agreements are expected to close on or around the Closing Date, subject to customary closing conditions.

2029 Notes Indenture and the 2029 Notes

The 2029 Notes will be issued pursuant to an indenture (the “2029 Notes Indenture”), to be entered into at closing, by and among the Company, the guarantors party thereto, and WSFS, as trustee (in such capacity, the “2029 Notes Trustee”). Pursuant to the 2029 Notes Indenture, the Company expects to issue approximately $103.5 million aggregate principal amount of the 2029 Notes. The 2029 Notes will be senior secured second-lien obligations of the Company and bear interest at a rate of 9.00% per year payable quarterly in arrears on March 31, June 30, September 30, and December 31 of each year, beginning on December 31, 2025. Interest on borrowings under the Old 2029 Notes incurred from July 1, 2025 to the Closing Date will be paid in kind at closing. Interest on borrowings will be paid in kind on December 31, 2025 and March 31, 2026 and cash interest payments will begin on June 30, 2026. The 2029 Notes will mature on May 13, 2029, unless earlier converted, redeemed or repurchased in accordance with their terms.

On or after May 13, 2026, the Company may redeem for cash all or a portion of the 2029 Notes, at any time and from time to time, if the last reported sale price of the common stock equals or exceeds 130% of the conversion price then in effect for at least 20 trading days (whether or not consecutive) during any 30 consecutive trading day period ending within five trading days prior to the date on which the Company provides notice of redemption. The redemption price will be equal to the principal amount of the 2029 Notes to be redeemed, plus accrued and unpaid interest, if any, to, but excluding, the redemption date, plus the make-whole consideration (the “2029 Notes Redemption Make-Whole Consideration”), payable in cash or, under certain circumstances and if the Company so elects, in shares of common stock or a combination of cash and common stock, having a value equal to the aggregate value of all remaining interest payments on the 2029 Notes from the redemption date through the scheduled 2029 maturity date of the 2029 Notes (with the value of any shares of common stock issued as part of the 2029 Notes Redemption Make-Whole Consideration valued based on the market price of the common stock at such time, as determined in accordance with the 2029 Notes Indenture). No sinking fund will be provided for the 2029 Notes. In addition, in some cases the Company will be required to make an offer to repurchase the 2029 Notes at 101% of the principal amount with proceeds from certain asset sales, subject, in some cases, to reinvestment rights.

The 2029 Notes will be convertible by holders of the 2029 Notes into shares of common stock at an initial conversion rate of 44.444 shares per $1,000 principal amount of 2029 Notes (equivalent to an initial conversion price of $22.50 per share of common stock). The conversion rate will be subject to adjustment upon the occurrence of certain events as provided in the 2029 Notes Indenture. Upon conversion of the 2029 Notes, the Company will deliver shares of common stock (subject to, and in accordance with, the settlement provisions of the 2029 Notes Indenture), plus cash in lieu of any fractional shares. Holders of the 2029 Notes may convert their 2029 Notes at their option at any time prior to the close of business on the scheduled trading day immediately preceding the maturity date of the 2029 Notes.

The conversion rate is subject to customary anti-dilution adjustments. In addition, if certain corporate events described in the 2029 Notes Indenture occur prior to the maturity date of the 2029 Notes, a holder that elects to convert its 2029 Notes may be entitled to receive a make-whole adjustment (a “2029 Notes Fundamental Change Make-Whole Adjustment”) in connection with such corporate event in certain circumstances. Any 2029 Notes Fundamental Change Make-Whole Adjustment will be settled by the Company by the payment of cash or, under certain circumstances and if the Company so elects, in shares of common stock, in an amount determined in accordance with the 2029 Notes Indenture and based on an increase in the conversion rate in connection with such corporate event. No 2029 Notes Fundamental Change Make-Whole Adjustment will be payable in respect of any 2029 Notes converted following the issuance of a redemption notice by the Company with respect to the 2029 Notes. Any holders of 2029 Notes who convert their 2029 Notes in connection with the redemption of the 2029 Notes by the Company will instead be entitled to receive the 2029 Notes Redemption Make-Whole Consideration.

If the Company undergoes a Fundamental Change (as defined in the 2029 Notes Indenture), holders may require the Company to repurchase for cash all or any portion of their 2029 Notes at a fundamental change repurchase price equal to 100% of the principal amount of the 2029 Notes to be repurchased, plus any accrued and unpaid interest, if any, up to, but excluding, the fundamental change repurchase date.

Under the terms of the 2029 Notes Indenture, no holder will be entitled to receive shares of common stock (i) upon conversion of the 2029 Notes or (ii) as part of a redemption make-whole share amount, which would cause such holder (together with its affiliates) to own more than 4.99% of the number of shares of the common stock outstanding immediately after giving effect to such event, as such percentage ownership is determined in accordance with the terms of the 2029 Notes Indenture. However, any holder may increase or decrease such percentage to any other percentage not in excess of 19.99%, provided that any increase in such percentage shall not be effective until 61 days after such notice is delivered to the Company, unless delivered at closing, in which case any increase in such percentage shall be effective immediately. In addition, a holder may elect to receive pre-funded warrants upon conversion of the 2029 Notes in respect of any shares of common stock that would otherwise be issuable upon conversion but for the foregoing ownership limitations.

All obligations under the 2029 Notes Indenture will be secured on a second-lien priority basis by security interests in the same collateral that secures the obligations under the Credit Agreement, and will be guaranteed by material subsidiaries of the Company, subject to certain exceptions. Pursuant to the Intercreditor Agreement, the 2029 Notes will rank pari passu with the 2028 Notes (subject to the Collateral Trust Agreement), ahead of indebtedness under the HCRx Financing Agreement (as defined below) and behind indebtedness under the Credit Agreement with respect to distributions of proceeds of the enforcement of certain collateral. Pursuant to the Collateral Trust Agreement the 2029 Notes Trustee will appoint the Collateral Trustee to act as collateral trustee on behalf of the holders of the 2029 Notes and 2029 Notes will rank behind the 2028 Notes with respect to distributions of proceeds of the enforcement of certain collateral.

The 2029 Notes Indenture will contain covenants that are generally consistent with the Credit Agreement, including, without limitation, a financial covenant requiring the Company to maintain liquidity for the annual period beginning on the Closing Date and prior to October 10, 2026 of at least the lesser of (i) the sum of $10 million plus 50% of the net cash proceeds of any issuance of indebtedness for borrowed money or capital stock of the Company or any of its subsidiaries (but not including the issuance of indebtedness or capital stock to the Company or any of its subsidiaries and not including, for the avoidance of doubt, any net cash proceeds of any of the Financing Transactions), and (ii) $25 million. After October 10, 2026, the financial covenant will require the Company to maintain liquidity of at least $25 million at all times. The 2029 Notes Indenture will contain negative covenants that, subject to certain exceptions, restrict indebtedness, liens, investments (including acquisitions), fundamental changes, asset sales, dividends, modifications to certain material agreements, payments of certain subordinated indebtedness, and other matters customarily restricted in such agreements. The 2029 Notes Indenture will also contain events of default that are generally consistent with the Credit Agreement, after which the 2029 Notes may be due and payable immediately, including, without limitation, payment defaults, material inaccuracy of representations and warranties, covenant defaults, bankruptcy and insolvency proceedings, cross-defaults to certain other agreements, judgments against the Company and its subsidiaries, change in control and lien priority. Waivers of certain covenants in respect of the Credit Agreement apply automatically to the 2029 Notes Indenture, subject to certain limitations.

The above description of the 2029 Notes Indenture and the 2029 Notes is a summary only and is qualified in its entirety by reference to the Form of Indenture (and the form of Note included therein), which will be filed as an exhibit to a report to be filed pursuant to the Exchange Act subsequent to the date hereof.

Exchange Agreements for the Exchange of Old 2029 Notes for Shares of Common Stock

On October 7, 2025, the Company entered into privately negotiated agreements (the “2029 Notes Equitization Agreements”) with existing holders of the Old 2029 Notes who are both institutional “accredited investors” (within the meaning of Rule 501(a)(1), (2), (3) or (7) promulgated under the Securities Act) and “qualified institutional buyers” (such holders, the “2029 Exchange Participants”) to exchange approximately $15.0 million aggregate principal amount of the Exchange Participants’ existing Old 2029 Notes and accrued and unpaid interest for an aggregate of 2,024,344 shares of common stock and to certain of the holders who so choose, pre-funded warrants to purchase an aggregate of 552,164 shares of common stock. The pre-funded warrants are described in more detail below. These exchange transactions are expected to close on or before the Closing Date, subject to customary closing conditions.

The above description of the 2029 Notes Equitization Agreements is a summary only and is qualified in its entirety by reference to the form of 2029 Notes Equitization Agreement, which will be filed as an exhibit to a report to be filed pursuant to the Exchange Act subsequent to the date hereof.

Exchange Agreements for the Exchange of 2025 Notes for Shares of Common Stock

On October 7, 2025, the Company entered into privately negotiated agreements (the “2025 Notes Equitization Agreements”) with existing holders of the Company’s 3.00% senior convertible notes due 2025 (the “2025 Notes”) who are both institutional “accredited investors” (within the meaning of Rule 501(a)(1), (2), (3) or (7) promulgated under the Securities Act) and “qualified institutional buyers” (such holders, the “2025 Exchange Participants”) to exchange $24.25 million aggregate principal amount of the Exchange Participants’ existing 2025 Notes for (i) an aggregate of 2,435,146 shares of common stock, (ii) to certain of the holders who so choose, pre-funded warrants to purchase an aggregate of 1,404,087 shares of common stock and (iii) warrants to purchase an aggregate of 2,502,151 shares of common stock with an exercise price of $6.64 per share. The pre-funded warrants and warrants are described in more detail below. These exchange transactions are expected to close on or around the Closing Date, subject to customary closing conditions.

The above description of the 2025 Notes Equitization Agreements is a summary only and is qualified in its entirety by reference to the form of 2025 Notes Equitization Agreement, which will be filed as an exhibit to a report to be filed pursuant to the Exchange Act subsequent to the date hereof.

Fee Agreement with Lenders

On October 7, 2025, the Company entered into a fee agreement with the Lenders (the “Fee Agreement”) in connection with the Amendment, the 2029 Notes Exchange Agreement, the 2029 Notes Equitization Agreement and the Note Purchase Agreement (collectively, the “Lender Transaction Documents”) pursuant to which the Company agreed to pay fees to the Lenders in an aggregate of $10.1 million as consideration for entering into the transactions contemplated by the Transaction Documents in cash or in shares of common stock and to issue warrants to purchase shares of common stock.

Pursuant to the Fee Agreement, the Company will issue an aggregate of 748,632 shares of common stock to the Lenders, pre-funded warrants to purchase an aggregate of 956,885 shares of common stock to certain of the Lenders who so choose, and warrants to purchase an aggregate of 1,882,530 shares of common stock with an exercise price of $6.64 per share.

The foregoing summary of the Fee Agreement is a summary only and is qualified in its entirety by reference to the complete text of the Fee Agreement, which will be filed as an exhibit to a report to be filed pursuant to the Exchange Act subsequent to the date hereof.

Amendment to Revenue Interest Financing Agreement with HCRx

On October 7, 2025, the Company entered into the Sixth Amendment to the Revenue Interest Financing Agreement (the “HCRx Amendment”) with the investors party thereto (the “Investors” and each an “Investor”), HealthCare Royalty Management, LLC as the investor representative (the “Investor Representative”), and HCR Karyopharm SPV, LLC, as the collateral agent. The HCRx Amendment, among other things, amends the Revenue Interest Financing Agreement, dated as of September 14, 2019 (as amended by the Omnibus Amendment to Transaction Documents, dated as of June 23, 2021, as further amended by the Second Amendment to Revenue Interest Financing Agreement, dated as of August 1, 2023, as further amended by the Second Omnibus Amendment to Transaction Documents, dated as of May 8, 2024, as further amended by the Third Amendment to Revenue Interest Financing Agreement, dated as of August 14, 2025, and as further amended by the Fourth Amendment to Revenue Interest Financing Agreement, dated as of August 27, 2025 (the “Existing HCRx Financing Agreement”) by and between the Company, the Investors party thereto and the Investor Representative (the Existing HCRx Financing Agreement as amended by the HCRx Amendment, the “HCRx Financing Agreement”), as described below.

Under the HCRx Amendment, among other things, the Investors and Investor Representative have agreed (i) to amend the Existing HCRx Financing Agreement to permit the Financing Transactions, (ii) to increase the Applicable Tiered Percentage (as defined in the HCRx Financing Agreement) to 8.00% from April 1, 2026, and (iii) to waive the payment of Revenue Interests (as defined in the HCRx Financing Agreement) for the Quarterly Payment Dates (as defined in the HCRx Financing Agreement) occurring on August 15, 2025, November 15, 2025, February 15, 2026 and May 15, 2026. The total Revenue Interests payable under the HCRx Financing Agreement will remain capped at $263.3 million.

In connection with the transactions relating to the HCRx Amendment, the Company will issue 201,276 shares of common stock to the Investor Representative.

The foregoing summary of the HCRx Amendment is a summary only and is qualified in its entirety by reference to the complete text of the HCRx Amendment, which will be filed as an exhibit to a report to be filed pursuant to the Exchange Act subsequent to the date hereof.

Securities Purchase Agreement

On October 7, 2025, the Company entered into a securities purchase agreement (the “Securities Purchase Agreement”) with certain institutional investors (the “Purchasers”), pursuant to which the Company agreed to issue and sell to the Purchasers in a private placement (the “Private Placement”), an aggregate of (i) 1,487,917 shares of common stock (the “Placement Shares”) and (ii) accompanying warrants to purchase 1,317,771 shares of common stock (the “Placement Warrants”). The price per share and accompanying warrant is $5.88.

The warrants issued pursuant to the Securities Purchase Agreement will have an exercise price of $6.64 per share, subject to customary anti-dilution adjustments. The Placement Warrants will be exercisable until the date that is the first to occur of (i) thirty (30) days following the public announcement by the Company of the top-line results from the Phase 3 XPORT-EC-042 clinical trial of selinexor in patients with endometrial cancer or (ii) October 10, 2028.

The Private Placement is expected to close on or around the Closing Date, subject to the satisfaction of certain customary closing conditions. The aggregate gross proceeds to the Company from the Private Placement are expected to be approximately $8.75 million, before deducting any fees and offering expenses payable by the Company.

The Securities Purchase Agreement contains customary representations, warranties and agreements by the Company, customary conditions to closing, indemnification obligations of the Company, other obligations of the parties and termination provisions. The above description of the Securities Purchase Agreement is a summary only and is qualified in its entirety by reference to the Securities Purchase Agreement, which will be filed as an exhibit to a report to be filed pursuant to the Exchange Act subsequent to the date hereof.

Warrants

The exercise price of the warrants issued in the Financing Transactions will be $6.64 per share, subject to customary anti-dilution adjustments. Warrants to purchase an aggregate of 4,600,587 shares of common stock will be exercisable at any time after their original issuance and expiring on the fifth anniversary of the date of issuance, warrants to purchase an aggregate of 3,068,417 shares of common stock will be exercisable at any time after their original issuance and expiring on May 13, 2029 and the Placement Warrants will expire as described above. The exercise price of the warrants may only be paid in cash; provided, however, that if a registration statement covering the resale of shares of common stock issuable upon exercise of any warrants is not in effect at the time such warrants are exercised, the holder of such warrants may instead decide to effect a cashless exercise of such warrants.

Under the terms of the warrants, the Company may not effect the exercise of any warrant, and a holder will not be entitled to exercise any portion of any warrant, which, upon giving effect to such exercise, would cause a holder (together with its affiliates) to own more than 4.99% or 9.99% of the number of shares of the common stock outstanding immediately after giving effect to such exercise, as such percentage ownership is determined in accordance with the terms of the warrants. However, any holder may increase or decrease such percentage to any other percentage not in excess of 19.99%, provided that any increase in such percentage shall not be effective until 61 days after such notice is delivered to the Company, unless delivered at closing, in which case any increase in such percentage shall be effective immediately. In addition, a holder may elect to receive pre-funded warrants upon exercise of the warrants in respect of any shares of common stock that would otherwise be issuable upon exercise but for the foregoing ownership limitations.

With respect to all of the warrants issued in the Financing Transactions, the Company will have the right to require holders of warrants to exercise their warrants, in whole or in part, under certain circumstances and subject to certain conditions, if the price of the common stock exceeds two times the then-current exercise price of the warrant for at least 20 trading days (whether or not consecutive) during any 30 consecutive trading day period.

The above description of the warrants is a summary only and is qualified in its entirety by reference to each of the Forms of Warrant, which will be filed as an exhibit to a report to be filed pursuant to the Exchange Act subsequent to the date hereof.

Pre-Funded Warrants

The exercise price of the pre-funded warrants issued in the Financing Transactions and any pre-funded warrants issued under the 2028 Notes Indenture, 2029 Notes Indenture or upon exercise of the warrants will be $0.001 per share. The exercise price of the pre-funded warrants may only be paid in cash; provided, however, that if a registration statement covering the resale of shares of common stock issuable upon exercise of any warrants is not in effect at the time such pre-funded warrants are exercised, the holder of such pre-funded warrants may instead decide to effect a cashless exercise of such pre-funded warrants.

Under the terms of the pre-funded warrants, the Company may not effect the exercise of any pre-funded warrants, and a holder will not be entitled to exercise any portion of any pre-funded warrants, which, upon giving effect to such exercise, would cause a holder (together with its affiliates) to own more than 4.99% or 9.99% of the number of shares of the common stock outstanding immediately after giving effect to such exercise, as such percentage ownership is determined in accordance with the terms of the pre-funded warrants. However, any holder may increase or decrease such percentage to any other percentage not in excess of 19.99%, provided that any increase in such percentage shall not be effective until 61 days after such notice is delivered to the Company, unless delivered at closing, in which case any increase in such percentage shall be effective immediately.

The above description of the pre-funded warrants is a summary only and is qualified in its entirety by reference to the Form of Pre-Funded Warrant, which will be filed as an exhibit to a report to be filed pursuant to the Exchange Act subsequent to the date hereof.

Registration Rights Agreement with Lenders

In connection with the Financing Transactions, the Company will enter into a registration rights agreement (the “Lender Registration Rights Agreement”) with the Lenders, pursuant to which the Company will agree to register for resale the shares of common stock issued to the Lenders in the Financing Transactions (the “Restricted Shares”), the shares of common stock issuable upon exercise of the warrants and pre-funded warrants issued in the Financing Transactions (collectively, the

“Warrant Shares”) and the shares of common stock issuable upon conversion of the 2028 Notes (the “Conversion Shares”). Under the Lender Registration Rights Agreement, the Company will be required to file a registration statement covering the resale by the Lenders of their Restricted Shares, the Warrant Shares and the Conversion Shares (the “Registrable Securities”) no later than 45 days following the Closing Date (the “Filing Deadline”). The Company has agreed to use commercially reasonable efforts to cause such registration statement to be declared effective and to keep such registration statement effective until the date the Registrable Securities covered by such registration statement have been sold. The Company has agreed to be responsible for all fees and expenses incurred in connection with the registration of the Registrable Securities (other than broker discounts and commissions and similar expenses typically for the account of selling securityholders).

In the event (i) the registration statement has not been filed by the Filing Deadline or (ii) the registration statement is not declared effective prior to the earlier of (a) five business days after the date on which the Company is notified by the Securities and Exchange Commission (the “SEC”) that the registration statement will not be reviewed by the SEC staff or is not subject to further comment by the SEC staff and (b) the 90th day following the Filing Deadline, if the SEC staff determines to review the registration statement then, the Company has agreed to make pro rata payments to each holder as liquidated damages in an amount equal to 1% of the aggregate notional amount of the Registrable Securities then held by the holder and required to be registered per each 30-day registration default period or pro rata for any portion thereof for each such month during which such event continues, subject to certain caps set forth in the Lender Registration Rights Agreement.

The Company has granted the Lenders customary indemnification rights in connection with the registration statement, including for liabilities arising under the Securities Act. The Lenders have also granted the Company customary indemnification rights in connection with the registration statement.

The above description of the Lender Registration Rights Agreement is a summary only and is qualified in its entirety by reference to the Form of Lender Registration Rights Agreement, which will be filed as an exhibit to a report to be filed pursuant to the Exchange Act subsequent to the date hereof.

Registration Rights Agreement with Purchasers

In connection with the Private Placement, the Company will enter into a registration rights agreement (the “Placement Registration Rights Agreement”) with the Purchasers, pursuant to which the Company will agree to register for resale the Placement Shares and shares of common stock issuable upon exercise of the warrants (“Placement Warrant Shares”). Under the Placement Registration Rights Agreement, the Company will be required to file a registration statement covering the resale by the Purchasers of their Placement Shares and Placement Warrant Shares (the “Placement Registrable Securities”) no later than the Filing Deadline. The Company has agreed to use commercially reasonable efforts to cause such registration statement to be declared effective and to keep such registration statement effective until the date the Placement Shares and Placement Warrant Shares covered by such registration statement have been sold. The Company has agreed to be responsible for all fees and expenses incurred in connection with the registration of the Registrable Securities (other than broker discounts and commissions and similar expenses typically for the account of selling securityholders).

In the event (i) the registration statement has not been filed by the Filing Deadline or (ii) the registration statement is not declared effective prior to the earlier of (a) five business days after the date on which the Company is notified by the SEC that the registration statement will not be reviewed by the SEC staff or is not subject to further comment by the SEC staff and (b) the 90th day following the Filing Deadline, if the SEC staff determines to review the registration statement then, the Company has agreed to make pro rata payments to each holder as liquidated damages in an amount equal to 1% of the aggregate amount invested by the holder and required to be registered per each 30-day registration default period or pro rata for any portion thereof for each such month during which such event continues, subject to certain caps set forth in the Placement Registration Rights Agreement.

The Company has granted the Purchasers customary indemnification rights in connection with the registration statement, including for liabilities arising under the Securities Act. The Purchasers have also granted the Company customary indemnification rights in connection with the registration statement.

The above description of the Placement Registration Rights Agreement is a summary only and is qualified in its entirety by reference to the Form of Placement Registration Rights Agreement, which will be filed as an exhibit to a report to be filed pursuant to the Exchange Act subsequent to the date hereof.

The representations, warranties and covenants contained in the various agreements and other documents described in this Item 1.01 were made solely for the benefit of the parties thereto and may be subject to limitations agreed upon by the contracting parties. Accordingly, these agreements and documents are described in this Item 1.01 only to provide investors with information regarding the terms thereof and not to provide investors with any other factual information regarding the Company or its business, and such description and the forms of such agreements and other documents that will be filed as an exhibit to a report to be filed pursuant to the Exchange Act subsequent to the date hereof and should be read in conjunction with the disclosures in the Company’s periodic reports and other filings with the SEC.

Item 2.02	Results of Operations and Financial Condition.

On October 7, 2025, the Company issued a press release that included preliminary estimates of the Company’s total revenue and U.S. XPOVIO® (selinexor) net product revenue for the three months ended September 30, 2025 and a preliminary estimate of the Company’s cash, cash equivalents, restricted cash and investments as of September 30, 2025. The full text of the press release issued in connection with the announcement is furnished as Exhibit 99.1 to this Current Report on Form 8-K.

The information in this Item 2.02 and Exhibit 99.1 attached hereto shall not be deemed “filed” for purposes of Section 18 of the Exchange Act, or otherwise subject to the liabilities of that section, nor shall it be deemed incorporated by reference in any filing under the Securities Act of 1933, as amended, or the Exchange Act, except as expressly set forth by specific reference in such a filing.

Item 2.03	Creation of a Direct Financial Obligation or an Obligation under an Off-Balance Sheet Arrangement of a Registrant.

The information set forth in Item 1.01 of this Current Report on Form 8-K under the headings “Amended Credit Agreement and Term Loan,” “Note Purchase Agreement”, “2028 Notes Indenture and the 2028 Notes”, “2029 Notes Indenture and the 2029 Notes” and “Amendment to Revenue Interest Financing Agreement with HCRx” is incorporated herein by reference.

Item 3.02	Unregistered Sales of Equity Securities.

The information set forth under Item 1.01 of this Current Report on Form 8-K under the heading “Exchange Agreements Relating to Exchange of Old 2029 Notes and Old Warrants for 2029 Notes and New Warrants,” “Exchange Agreements for the Exchange of Old 2029 Notes for Shares of Common Stock”, “Exchange Agreements for the Exchange of 2025 Notes for Shares of Common Stock,” “2028 Notes Indenture and the 2028 Notes”, “2029 Notes Indenture and the 2029 Notes”, “Fee Agreement with Lenders”, “Amendment to Revenue Interest Financing Agreement with HCRx”, “Securities Purchase Agreement,” “Warrants”, and “Pre-Funded Warrants” is incorporated herein by reference.

The Company will settle conversions of the 2028 Notes and 2029 Notes and exercises of the warrants and pre-funded warrants by delivering shares of common stock, subject to certain limited exceptions as provided in the 2028 Notes Indenture, the 2029 Notes Indenture, the warrants and pre-funded warrants. None of the 2028 Notes, 2029 Notes, warrants, pre-funded warrants or the shares underlying the 2028 Notes, 2029 Notes, warrants, pre-funded warrants have been registered under the Securities Act and none may be offered or sold in the United States absent registration or an applicable exemption from registration requirements.

The Company is obligated to pay J. Wood Capital Advisors LLC (“JWCA”) a financial advisory fee for services provided in connection with the transactions described above. The Company will satisfy its obligations to JWCA through the issuance of 326,667 shares of its common stock and warrants to purchase 215,906 shares of its common stock at an exercise price of $6.64 per share. The Company expects to issue such shares on the Closing Date.

The securities described under Item 3.02 are being issued in private placements in reliance on the exemption from registration provided by Section 4(a)(2) of the Securities Act. The Company is relying on this exemption from registration based in part on representations made by each of the counterparties to the Company. The securities described herein have not been registered under the Securities Act or any state securities laws, and such securities may not be offered or sold in the United States absent registration with the SEC or an applicable exemption from the registration requirements. The sale of securities described herein will not involve a public offering and will be made without general solicitation or general advertising. The purchasers of the securities described herein represented, among other things, that they are accredited investors, as such term is defined in Rule 501(a) of Regulation D under the Securities Act, and that they are acquiring such securities for investment purposes only and not with a view to any resale, distribution or other disposition of the shares and the warrants in violation of the United States federal securities laws.

Item 5.02	Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

On October 7, 2025, the Board of Directors of the Company upon recommendation of its Compensation Committee, implemented a retention program for certain employees of the Company, including the Company’s named executive officers and Chief Financial Officer (the “Retention Program”). The purpose of the Retention Program is to align the Company’s compensation structure with the ongoing strategic evolution of the Company, to maintain focus on achieving certain milestones deemed critical by the Board and to recognize employees for their contributions towards the achievement of such milestones.

Under the Retention Program, retention equity awards in the form of restricted stock units (“RSUs”) will be granted to certain members of the Company’s executive leadership team, with such awards scheduled to vest on December 31, 2026, subject to the recipient’s continued service through such date. The Company will issue RSU awards under the Retention Program in the amounts indicated to the following named executive officers and Chief Financial Officer: Richard Paulson, the Company’s President and Chief Executive Officer - 114,285 shares; Lori Macomber, the Company’s Executive Vice President, Chief Financial Officer and Treasurer – 43,650 shares; and Sohanya Cheng, the Company’s Executive Vice President, Chief Commercial Officer and Head of Business Development - 43,650 shares. Dr. Reshma Rangwala, the Company’s Executive Vice President, Chief Medical Officer and Head of Research, will receive a $1,000,000 cash retention bonus, 100% of which is subject to repayment in the event of certain terminations of employment prior to December 31, 2026 and 50% of which is subject to repayment in the event of certain terminations of employment prior to October 15, 2027.

In addition, as part of the Retention Program, in lieu of a payment under the Company’s 2025 annual bonus plan that would otherwise be paid in early 2026, all employees, including Mr. Paulson, Ms. Macomber, Ms. Cheng and Dr. Rangwala, will receive 50% of their 2025 annual bonus payout in October 2025 with the remaining 50% to be paid in April 2026, subject to continued service through the applicable payment date and repayment in the event of certain terminations of employment prior to March 31, 2026 with respect to the October payment and July 31, 2026 with respect to the April payment. The payout for the total annual bonus payment will be at 90% of each employee’s 2025 annual bonus target amount, with approximately 20% awarded based on retention and approximately 70% awarded based on expected 2025 corporate performance. The Company expects that the aggregate retention cash bonuses under the Retention Program, will be approximately $2.0 million for company-wide retention and $7.0 million based on expected 2025 corporate performance.

Item 7.01	Regulation FD Disclosure.

On October 7, 2025, the Company issued a press release announcing the series of transactions described under Items 1.01, 2.02 and 3.02 of this Current Report on Form 8-K. The full text of the press release issued by the Company is furnished herewith as Exhibit 99.1 and is incorporated herein by reference.

The information provided under Item 7.01 of this Current Report on Form 8-K (including Exhibit 99.1) shall not be deemed “filed” for purposes of Section 18 of the Exchange Act or otherwise subject to the liabilities of that section, nor shall it be deemed incorporated by reference in any filing under the Securities Act of 1933, as amended, or the Exchange Act, except as expressly set forth by specific reference in such a filing.

Item 8.01	Other Events.

In the press release issued on October 7, 2025, the Company disclosed that it expects to report top-line data from the Phase 3 SENTRY trial of selinexor in March 2026.

Based on preliminary financial information, the Company expects to report total revenue, which includes license and royalty revenue from partners, to be in the range of $42.0 to $44.0 million for the three months ended September 30, 2025, and expects to report U.S. XPOVIO net product revenue to be approximately $32.0 million for the three months ended September 30, 2025. The Company expects to report that it had cash, cash equivalents, restricted cash and investments as of September 30, 2025 of approximately $46 million.

The financial information presented under this Item 8.01 of this Current Report on Form 8-K reflects the Company’s estimates with respect to total revenue, U.S. XPOVIO net product revenue and its cash balances is based on currently available information, which is preliminary. The Company’s final results may vary from these preliminary estimates as a result of the completion of customary quarterly review procedures, including those conducted by the Company’s external auditors.

The first paragraph of (a) in Item 5 of the Company’s Quarterly Report on Form 10-Q contained an inadvertent error. The paragraph should have read as follows: On August 7, 2025, we entered into Amendment No. 4 (the “Amendment”) to our license agreement, dated December 17, 2022, as previously amended (the “Agreement”) with Berlin-Chemie AG, an affiliate of the Menarini Group (“Menarini”), pursuant to which we granted Menarini a non-exclusive license to develop, and an exclusive license to commercialize selinexor for all human oncology indications in Europe (including the United Kingdom), Latin America, certain Middle East and Africa regions and other key countries.

Item 9.01	Financial Statements and Exhibits.

(d) Exhibits

Exhibit No.	Description

99.1	Press Release issued by Karyopharm Therapeutics Inc. on October 8, 2025.

104	Cover Page Interactive Data File (embedded within the iXBRL document).

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

KARYOPHARM THERAPEUTICS INC.

Date: October 8, 2025	By:	/s/ Michael Mano
Michael Mano
Senior Vice President, General Counsel and Secretary